EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT
Name of Subsidiary	State of Organization

First American Bank

NBC Securities, Inc.

NBC Joint Ventures, Inc. .

Corporate Billing, Inc.

FAB Investments, Inc.

Clay County Finance Company, Inc.

ANB Insurance Services, Inc.

Bill Eyerly Insurance, Inc.

Alabama Alabama Alabama Alabama Nevada Alabama Alabama Florida

Bank of Dadeville Ashland Insurance, Inc. TBD Investments, Inc.	Alabama Alabama Nevada

Alabama Exchange Bank Tuskegee Loan Company, Inc. AEB Investments, Inc.	Alabama Alabama Nevada

First Gulf Bank, National Association.	National Bank

Public Bank.	Florida

Georgia State Bank	Georgia
GEO Investments, Inc.	Nevada

Community Bank of Naples, National Association. CBN Investments, Inc	National Bank Nevada

Millennium Bank	Florida

CypressCoquina Bank	Florida

Indian River National Bank Indian River Title Company, LLC IRNB Insurance Services, LLC	National Bank Florida Florida

Alabama National Statutory Trust I	Connecticut

Alabama National Statutory Trust II	Connecticut

Alabama National Statutory Trust III	Connecticut

Indian River Capital Trust I	Delaware

The ANB Foundation	Alabama

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